Exhibit 99.2

Investor Update – July 22, 2010

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes actual second quarter 2010 consolidated statistical information and forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

Please see our press release dated today for actual financial and statistical information for the second quarter of 2010.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

Forecast Information
	Forecast Q3 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	6,500	7%	24,300	5%
Cost per ASM excluding fuel and special items (cents)*	7.55 – 7.65	(3)% – (4)%	7.9 – 8.0	(3)% – (4)%
Fuel Gallons (000,000)	85	6%	316	4%
Economic fuel cost per gallon**	$2.43	13%	***	***
* For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.
** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the second quarter includes the following per-gallon assumptions:  crude oil cost – $1.92 ($80 per barrel); refining margin – 32 cents; taxes and fees – 15 cents; cost of settled hedges – 4 cents.  Full-year estimates would not be meaningful at this time.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)*

	July	August	September
Point Change Y-O-Y	+3.0 pts	+1.0 pt	+0.5 pts
* Percentage point change compared to the same point in time last year.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

Forecast Information (Horizon CPA)
	Forecast Q3 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	365	Flat	1,445	6%
Cost per ASM (cents)*	19.1 – 19.2	(1)%	19.3	(1.5)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)*

	July	August	September
Point Change Y-O-Y	+2.0 pts	flat	-0.5 pts

* Percentage point change compared to the same point in time last year.

HORIZON AIR

Forecast Information (includes brand and CPA flying)
	Forecast Q3 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
System-wide capacity (ASMs in millions)*	830	(3)%	3,200 – 3,250	(1)% – (2)%
Cost per ASM excluding fuel and special items (cents)**	14.9 – 15.0	5%	15.2 – 15.3	(1)% – 0%
Fuel gallons (in millions)	14.5	(7)%	56	(7)%
Economic fuel cost per gallon***	$2.47	12%	***	***
* Capacity includes brand flying and CPA flying for Alaska.  Brand capacity is expected to decline approximately 5% and 7% in the third quarter and full-year of 2010, respectively, compared to the prior-year period.
** For Horizon, our forecast of cost per ASM excluding fuel and other items is based on forward-looking estimates, which will likely differ significantly from actual results.
*** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.  Our economic fuel cost per gallon estimate for the second quarter includes the following per-gallon assumptions:    crude oil cost – $1.92 ($80 per barrel); refining margin – 32 cents; taxes and fees – 19 cents; cost of settled hedges – 4 cents.  Full-year estimates would not be meaningful at this time.

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)*

	July	August	September
Point Change Y-O-Y	flat	+0.5 pts	-1.0 pt
* Percentage point change compared to the same point in time last year.

Fleet Transition Charges in Third Quarter 2010
We expect to record fleet transition charges in the third quarter associated with the removal of four CRJ-700 aircraft from our operations through either sublease or lease assignment to a third-party carrier.  At this time, we expect the charge to be between $7 million and $9 million.  The forecast of cost per ASM above does not include these charges.

Other Horizon Changes
We are working to improve Horizon's profitability. A number of alternatives and strategies are being considered, including:
•	accelerating our transition to an all Q400 fleet;
•	further consolidation of operational functions with Alaska;
•	outsourcing additional heavy maintenance or achieving similar economies in-house;
•	finalizing the agreement in principle to lower pilot costs to better match current market costs;
•	evaluating the benefits of moving to an all-capacity-purchase model instead of our current mixed model that includes both capacity-purchase flying and at-risk flying; and
•	evaluating the costs and benefits of maintaining the Horizon brand from an external marketing perspective.

Many of these activities or strategies could result in additional costs in the coming quarters related to disposing of the CRJ aircraft, employee furloughs or other events.  These costs cannot be reasonably estimated at this time, except as noted above.

AIR GROUP – CONSOLIDATED

Actual Second Quarter 2010 Statistics
	Three Months Ended June 30,
	2010	2009	Change
Capacity (ASMs in millions)*	6,945	6,680	4.0%
Traffic (RPMs in millions)*	5,695	5,222	9.1%
Revenue passengers (000s)*	5,875	5,677	3.5%
Load factor*	82.0%	78.2%	3.8	pts
RASM (cents)	14.06	12.63	11.3%
Passenger RASM (cents)	12.69	11.34	12.0%
Economic fuel expense/gallon	$2.31	$1.84	25.4%

Forecast Information
	Forecast Q3 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)*	7,330	5.5%	27,500 – 27,550	4%
Cost per ASM excluding fuel and special items (cents)**	8.4 – 8.5	(2)% – (3)%	8.8 – 8.9	(3)% – (4)%
Fuel Gallons (000,000)	99.5	4%	372	2%
Economic fuel cost per gallon***	$2.43	13%	***	***
* Statistics include Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.
** Our forecasts of cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.
***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Full-year estimates would not be meaningful at this time.

Fuel Price Sensitivity
Given our current fuel-hedge portfolio, the following table depicts the sensitivity of fuel prices under various crude oil and refining margin prices for the remainder of 2010:

		Crude Price per Barrel
		$60	$70	$80	$90	$100	$110
Refining Margin (cents per Gallon)	20	$1.83	$2.04	$2.23	$2.39	$2.53	$2.67
	25	$1.86	$2.07	$2.26	$2.42	$2.56	$2.70
	30	$1.90	$2.11	$2.30	$2.46	$2.60	$2.74
	35	$1.94	$2.15	$2.34	$2.50	$2.64	$2.78
	40	$1.97	$2.18	$2.37	$2.53	$2.67	$2.81

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $17 million to $18 million in the third quarter of 2010.

Share Repurchase
On June 10, 2010, the Air Group Board of Directors authorized a new $50 million repurchase program.  This program will expire in June 2011.  No purchases have been made under this program as of the date of this Investor Update.

AIR GROUP – (continued)

Capital Expenditures

Total expected gross capital expenditures for 2010 are as follows (in millions):

	Total 2010 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$126	$75	$201
Horizon	4	5	9
Air Group	$130	$80	$210

*Amounts exclude any proceeds from the sale of assets.

Firm Aircraft Commitments

The tables below reflect the current delivery schedules for firm aircraft as of June 30, 2010.

	Remainder of 2010	2011	2012	2013	2014	Beyond 2014	Total
Alaska (B737-800)	-	3	4	2	2	2	13
Horizon (Q400)	-	-	4	4	-	-	8
Totals	-	3	8	6	2	2	21

In June, Alaska converted two options for B737-800 aircraft into firm orders to be delivered in 2012.  These orders are included in the table above.  In addition to the firm orders noted above, Alaska has options to acquire 38 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count
		Actual Fleet Count		Expected Fleet Activity
Alaska	Seats	Dec. 31, 2009	June 30, 2010	Remaining 2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112	2012 Changes	Dec. 31, 20122
737-400F 1	---	1	1	---	1	---	1	---	1
737-400C 1	72	5	5	---	5	---	5	---	5
737-400	144	27	24	---	24	(3)	21	---	21
737-700	124	19	19	(2)	17	---	17	---	17
737-800	157	51	55	---	55	3	58	4	62
737-900	172	12	12	---	12	---	12	---	12
Totals		115	116	(2)	114	---	114	4	118
		Actual Fleet Count		Expected Fleet Activity
Horizon	Seats	Dec. 31, 2009	June 30, 2010	Remaining 2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112	2012 Changes	Dec. 31, 20122
Q400	76	40	40	---	40	---	40	4	44
CRJ-700 3	70	18	17	(4)	13	---	13	(4)	9
Totals		58	57	(4)	53	---	53	---	53
1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts at December 31, 2010, 2011 and 2012 are subject to change.
3 The planned CRJ fleet activity is subject to change and is dependent on our ability to remarket the CRJ aircraft.

AIR GROUP – (continued)

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel
Third Quarter 2010	50%	$74
Fourth Quarter 2010	50%	$83
Remainder 2010	50%	$78

First Quarter 2011	50%	$87
Second Quarter 2011	50%	$86
Third Quarter 2011	43%	$86
Fourth Quarter 2011	36%	$87
Full Year 2011	45%	$86

First Quarter 2012	30%	$87
Second Quarter 2012	21%	$89
Third Quarter 2012	19%	$92
Fourth Quarter 2012	17%	$89
Full Year 2012	22%	$89

First Quarter 2013	11%	$87
Second Quarter 2013	5%	$83
Full Year 2013	4%	$86

*All of our future positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 50% and 10% of our third quarter and fourth quarter 2010 estimated jet fuel purchases, respectively, at an average price of 30 cents and 31 cents per gallon, respectively.